EXHIBIT 26-C



                                 P R O P O S A L
                               for the purchase of

                  $--------1 Principal Amount of Senior Notes
                          ---% Series1 due -----------1

                                       of

                          PENNSYLVANIA ELECTRIC COMPANY
                              ------------------

                         Interest Rate: ---- % per annum

                        Price: ----% of principal amount


Pennsylvania Electric Company
c/o GPU Service, Inc.
310 Madison Avenue
Morristown, New Jersey  07962

Ladies and Gentlemen:

            Referring to the Statement of Terms and Conditions Relating to Proposals dated -------------- ("Terms and Conditions") for the purchase of not more than $---------- aggregate principal amount of the above series of Senior Notes of Pennsylvania Electric Company ("Company"), the persons, firms and corporations named in Schedule A attached hereto ("Prospective Purchasers") submit herewith the following Proposal for the above series of Senior Notes of the Company ("Notes"):

            1. Each of the Prospective Purchasers, severally and not jointly, hereby offers to purchase from the Company, at the price (expressed as a percentage of the principal amount of the Notes) and with an interest rate to be paid by the Company as specified in the space provided therefor above, and upon the terms and conditions set forth in the Terms and Conditions, including the statement(s) relating to the Notes furnished to the Prospective Purchasers by the Company pursuant to Section 1(g) thereof, and in the form of Purchase Agreement attached hereto as Schedule B (the "Purchase Agreement"), the principal amount of Notes set forth opposite the name of such Prospective Purchaser in said Schedule A (unless corrected or deemed to have been corrected as provided in Section 2 of the Terms and Conditions, in which case said principal amount shall be as so corrected or deemed to have been corrected).

--------
    1 Insert the principal amount, the series designation and the year of maturity of the notes designated by the Company pursuant to Section 1 of the Terms and Conditions.

            2. If this Proposal shall be accepted by the Company, the Purchase Agreement shall thereupon become effective as of the time of the acceptance of this Proposal without any separate execution thereof, with the blanks therein deemed to be appropriately filled in, in accordance with the terms of this Proposal, and with such modifications therein as may be necessary and as are contemplated by the Terms and Conditions.

            3. This Proposal is independent of all other proposals which may be presented to the Company pursuant to the Terms and Conditions.

            4. Each of the Prospective Purchasers acknowledges receipt of a copy of the Terms and Conditions and the Prospectus relating to the Notes.

            5. By making this Proposal each of the Prospective Purchasers confirms its representations to the Company as set forth in Section 3 of the Terms and Conditions.

            The undersigned Representative represents and warrants that it has all necessary power and authority to submit proposals for each of the Prospective Purchasers in respect of the matters referred to in this Proposal and to act on behalf of each of the Prospective Purchasers in any purchase of the Notes if this Proposal is accepted as contemplated by the Terms and Conditions.

            Please indicate your acceptance of this Proposal by signing below or on a counterpart hereof, in which event each such counterpart shall be deemed to be an original but both of which, when taken together, shall constitute one and the same document.
                                    Very truly yours,

                                    Representative(s)

                                    By:--------------------------------------
                                        Acting   on   behalf   of  the   several
                                        Prospective Purchasers named in Schedule
                                        A attached hereto,  including itself; or
                                        single prospective purchaser.
Accepted-------------, 1999

PENNSYLVANIA ELECTRIC COMPANY

By:---------------------------------
Title:-----------------------------

                                                                      SCHEDULE A


              Name of
     Prospective Purchaser                  Principal Amount







                                                       ---------





     Total............................................$=========

                                                                     SCHEDULE B

                          PENNSYLVANIA ELECTRIC COMPANY

                                  SENIOR NOTES


                               PURCHASE AGREEMENT




      AGREEMENT made as of the date of acceptance of the proposal (which includes Schedule A thereto) to which this Agreement is attached as Schedule B ("Proposal"), between Pennsylvania Electric Company, a Pennsylvania corporation ("Company"), and the several Purchasers (hereinafter defined) of the Company's Senior Notes of the designated series, in the principal amount and with the interest rate specified in the Proposal ("Notes").

            Section 1. Registration and Issue of Notes. (a) The Company proposes to issue the Notes under its Senior Note Indenture between the Company and United States Trust Company of New York, as Trustee ("Trustee"), as supplemented by a supplemental indenture between the Company and the Trustee (said Indenture, as so supplemented, being hereinafter referred to as the "Indenture" and such supplemental indenture, as executed and delivered, being hereinafter referred to as the "Supplemental Indenture"), which Notes and Indenture are more fully described in the prospectus hereinafter referred to.

                  (b) The Company represents and warrants that it has duly filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 relating to up to $725 million aggregate principal amount of the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended ("1933 Act"), and has filed such amendments thereto, if any, and such amended preliminary prospectus as may have been required to the date hereof. Such registration statement as so amended has been declared effective by the SEC. Copies of such registration statement have been delivered to the Representative hereinafter referred to, and copies of a prospectus supplement ("Prospectus Supplement") or prospectus filed pursuant to Rule 424(b) under the 1933 Act satisfactory to counsel for the Purchasers reflecting the terms of the Notes will similarly be delivered. The Company will not file any amendment to said registration statement, any prospectus supplement or any documents with the SEC pursuant to Sections 13, 14 or 15 of the Securities Exchange Act of 1934, as amended ("1934 Act"), which modify said registration statement, unless such amendment, supplement or modification is reasonably satisfactory to counsel for the Purchasers. Such registration statement as so amended on the date of this Agreement, and the prospectus constituting a part thereof, as amended or supplemented to reflect the terms of the offering of the Notes pursuant to a prospectus supplement or prospectus filed by the Company pursuant to Rule 424(b) under the 1933 Act (including, in each case, all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act), are hereinafter called the "Registration Statement" and the "Prospectus", respectively, except that if the Company files any documents pursuant to Sections 13, 14 or 15 of the 1934 Act after the date of this Agreement and prior to the termination of the offering of the Notes by the Purchasers, which documents are deemed to be incorporated by reference in the Prospectus, the term "Prospectus" shall refer to the Prospectus as supplemented by the documents so filed from and after the date said documents are mailed or otherwise delivered for filing to the SEC. The Company will advise Thelen Reid & Priest LLP, who are acting as counsel for the Purchasers, of the filing of any amendment or supplement to the Prospectus (including any documents incorporated by reference), prior to any such filing and will not file any such amendment or supplement to which counsel for the Purchasers shall reasonably object in writing.

            Section 2. Purchase and Sale. Subject to the terms and conditions herein set forth, the Company agrees to sell to the several persons, firms or corporations named in the Proposal (herein referred to as "Purchasers" or singly as "Purchaser" and the Purchaser or Purchasers named as Representative(s) in the Proposal being herein referred to as "Representative"), severally and not jointly, and each of the Purchasers, upon the basis of the representations and warranties herein set forth, agrees to purchase from the Company, severally and not jointly, the principal amount of Notes set forth opposite its name in the Proposal at the price set forth in the Proposal plus accrued interest thereon from the first day of the month in which the Notes are to be issued, to the date of delivery of and payment for the Notes.

            Section 3. Public Offering. The Company is advised by the Representative that the Purchasers propose to make a bona fide public offering of the Notes as soon as practicable. The Representative is contemporaneously advising the Company of such details of the offering, including the price to the public and the concessions, if any, to dealers, brokers and others, as are needed to complete the filing of any supplement to the Prospectus.

            Section 4. Delivery of and Payment for the Notes. (a) Payment of the purchase price for the Notes, including accrued interest at the rate specified in the Proposal from the first day of the month in which the Notes are issued to the Closing Date (as herein below defined), shall be made by or on behalf of the several Purchasers by a check or checks payable in

Federal funds or wire transfer to the order of the Company, at the offices of Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019 (or such other place or places of payment as may be agreed upon between the Company and the Representative), at 10:00 A.M., New York time, on the date which is [three business days] after the date on which the Proposal is accepted by the Company, or at such other time and by such alternative method as shall be agreed upon by the Company and the Representative, upon delivery of the Notes to the Representative for the account of the Purchasers at the offices of Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019 (or such other place or places of delivery as shall be agreed upon between the Company and the Representative). The consummation and the time and date of such payment and delivery, which may be postponed as provided in paragraph (c) below, are herein referred to, respectively, as the "Closing" and the "Closing Date."

                  (b) The Notes will be delivered to the Representative for the respective accounts of the Purchasers in fully registered form in denominations of $1,000 and any integral multiple thereof as the Representative may reasonably request in writing not later than 12:00 Noon, New York time, on the second business day prior to the Closing Date, or to the extent not so requested, registered in the names of the respective Purchasers in such denominations as the Company may determine. The Company agrees to make such Notes available to the Representative for inspection not later than 12:00 Noon, New York time, on the business day next preceding the Closing Date at the offices of Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019 (or such other place or places as shall be agreed upon between the Company and the Representative).

                  (c) If any one or more of the Purchasers shall fail or refuse to purchase and pay for the principal amount of Notes set forth opposite its or their names in the Proposal in accordance with the terms hereof ("Defaulted Notes"), the Company shall immediately notify the Representative orally, and the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Purchasers, or any other purchasers, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representative shall not have completed such arrangements for the purchase of all of the Defaulted Notes, then the Company shall have the right within a further period of 24 hours:

                  (i) to require each  non-defaulting  Purchaser to purchase the
            Defaulted Notes of the defaulting Purchaser up to a principal amount thereof equal to 10% of the principal amount of Notes which such non-defaulting Purchaser has otherwise agreed to purchase hereunder; and

                                      4
                  (ii) to  procure  one or more other  members  of the  National
            Association  of  Securities  Dealers,  Inc.,   satisfactory  to  the
            Representative, to purchase, upon the terms herein set forth, the aggregate amount of Defaulted Notes which the non-defaulting Purchasers shall not be obligated to purchase pursuant to the foregoing clause (i).

                  In the event of a default by any Purchaser or Purchasers as set forth in this Section, either the Representative or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

            Section 5. Conditions of Purchasers' Obligations. The obligations of the several Purchasers to purchase and pay for the Notes are subject to the following conditions:

                  (a) Any prospectus or prospectus supplement required to be filed pursuant to Rule 424(b) under the 1933 Act to reflect the terms of the Proposal shall have been timely filed in accordance with the 1933 Act.

                  (b) On the Closing Date there shall be in full force and effect an order of the Pennsylvania Public Utility Commission ("PaPUC")
permitting the issuance and sale of the Notes, containing no provision unacceptable to the Representative (it being understood that any such order in effect as of the date of this Agreement does not contain any such unacceptable provision and that no subsequent order shall be deemed to contain any such unacceptable provision, unless the Representative within 24 hours after receiving a copy thereof from the Company shall have given notice to the Company to the effect that such order contains an unacceptable provision or unacceptable provisions).

                  (c)   On the Closing Date

                  (i) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or to the knowledge of the Company threatened by, the SEC;

                  (ii) since the respective most recent dates as of which information is given in the Registration Statement and Prospectus and up to the Closing Date, there shall have been no material adverse change in the business, properties or financial condition of the Company, except as reflected in or contemplated by the Registration Statement and the Prospectus, and since such dates and up to the Closing Date there shall have been no material transaction entered into by the Company other than transactions disclosed in or contemplated by the Registration Statement and the Prospectus and transactions in the ordinary course of business;

                  (iii)  the  Company  shall  have   performed  all   agreements
            contained herein to be performed by it at or prior to such date; and

                  (iv) the  representations and warranties of the Company herein contained shall be true and correct; and the Representative shall have received, prior to payment for the Notes, a certificate, dated the day of the Closing Date and signed by the President or any Vice President of the Company, to such effect.

                  (d) On the Closing Date, the Representative shall be furnished with opinions of Berlack, Israels & Liberman LLP and Ballard Spahr Andrews & Ingersoll, LLP (together, herein sometimes referred to as "counsel for the Company"), dated the Closing Date and with copies thereof for each of the other Purchasers, to the effect that:

                              (i) the Company is duly  incorporated  and validly
                        subsisting under the laws of the Commonwealth of Pennsylvania and has corporate authority to carry on its business as described in the Prospectus, to own and operate the properties used and useful in said business and to issue the Notes under and pursuant to the Indenture;

                              (ii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid instrument legally binding upon the Company (except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws, including, without limitation, the Atomic Energy Act of 1954 and the regulations thereunder, affecting creditors' rights generally and general equitable principles);

                              (iii when the Notes have been duly executed by the
                        Company, authenticated by the Trustee and delivered by the Company, and payment therefor has been received by the Company pursuant to this Agreement, they will be valid and binding obligations of the Company in accordance with their terms and entitled to the benefits provided by the Indenture, subject to the limitation set forth in item (ii);

                              (iv) the Notes  conform as to legal matters to the
                        statements concerning them in the Prospectus, and the summary therein of certain provisions of the Indenture constitutes a correct summary thereof for use in the Prospectus;

                              (v)   the   franchises   of  the   Company   are
                        sufficient authority for it to carry on its business as described in the Prospectus;

                              (vi) all  approvals,  consents,  and orders of the
                        PaPUC and the SEC legally required for the execution and delivery of the Supplemental Indenture and the issuance and sale of the Notes have been obtained, and no approval or consent of any other commission or other governmental authority is legally required for such execution, delivery, issuance and sale (except that the sale of the Notes in certain jurisdictions may be subject to the provisions of the securities laws of such jurisdictions) and the issuance and sale of the Notes are in accordance with the approvals and consents obtained;

                              (vii) this  Agreement has been duly  authorized,
                        executed and delivered by the Company;

                              (viii) at the time the Registration Statement became effective, and as of the date hereof, the
                        Registration Statement and Prospectus (except the financial statements and other financial and statistical information included or incorporated by reference therein, as to which counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC regarding registration statements on Form S-3 and related prospectuses; and

                              (ix) with respect to matters required to be included in the Registration Statement, the statements made in the Registration Statement under the heading "Description of Senior Notes" fairly present the information called for insofar as such statements constitute summaries of certain documents referred to therein.

      In addition, such counsel shall state that to the best of such counsel's knowledge, without independent check or verification except as indicated, nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement at the time it became effective, or if an annual report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing (in each case other than with respect to the financial statements and other financial and statistical information included or incorporated by reference therein), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the time it was electronically transmitted to the SEC or at the Closing Date (other than with respect to the financial statements and other financial and statistical information included or incorporated by reference therein), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In giving such opinion, Berlack, Israels & Liberman LLP may rely as to all matters of Pennsylvania law and legal conclusions based thereon upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania.

                  (e) On the Closing Date, the Representative shall be furnished with an opinion of Thelen Reid & Priest LLP (herein sometimes referred to as "counsel for the Purchasers"), dated the Closing Date, and with copies thereof for each of the other Purchasers, stating in substance the matters set forth in subparagraphs (ii), (iii), (iv), (vi), (vii), (ix) and the penultimate paragraph of paragraph (d) of this Section 5; and stating that the opinion given pursuant to paragraph (d) of this Section 5 is satisfactory in form to them. In giving such opinion, counsel for the Purchasers may rely as to all matters of Pennsylvania law and legal conclusions based thereon upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP.

                  (f) On the Closing Date, the Representative shall be furnished with a letter from PricewaterhouseCoopers, LLP, dated such date and addressed to the Board of Directors of the Company and the Representative, with copies thereof for each of the Purchasers, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the financial statements and supplemental schedules audited by them and incorporated by reference in the Prospectus and included or incorporated by reference in the Company's most recent Annual Report on Form 10-K filed with the SEC under Section 13 of the 1934 Act ("Form 10-K") comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published rules and regulations thereunder ("1934 Act Regulations");
(iii) on the basis of (1) procedures performed as specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited balance sheets and related unaudited condensed statements of income, retained earnings and cash flows of the Company incorporated by reference in the Registration Statement and included in the Company's quarterly reports on Form 10-Q (collectively, "Form 10-Qs"), (2) a reading of the latest unaudited Operating Revenues and Net Income included or incorporated by reference in the Prospectus, (3) a reading of the latest available unaudited financial statements of the Company, (4) a reading of the minutes of the meetings of the stockholder, the Board of Directors and the Executive Committee of the Board of Directors of the Company as set forth in the minute books since [September 30, 1998], and (5) inquiries of certain officials of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and would not necessarily reveal matters of significance with respect to the comments made in such letter and, accordingly, that PricewaterhouseCoopers, LLP makes no representations as to the sufficiency of such procedures for the several Purchasers' purposes), nothing has come to their attention which caused them to believe that (A) the unaudited financial statements included in the Form 10-Qs do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or that any material modifications should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principles, (B) any material modifications should be made to the unaudited amounts of operating revenues and net income for the most recent 12-month period included or incorporated by reference in the Registration
Statement for them to be in conformity with generally accepted accounting principles or (C) on the date of the latest available financial statements and on a specified date not more than five days prior to the Closing Date there was any change in the common stock, preferred stock without mandatory redemption, company-obligated mandatorily redeemable preferred securities, preferred stock with mandatory redemption or long-term debt (except for such stock and long-term debt acquired for sinking fund purposes or redeemed pursuant to sinking fund provisions, or changes in obligations under capital leases incurred in the ordinary course of the Company's business), of the Company, or any decrease in its net assets

(except as occasioned by the declaration of dividends), in each case as compared with the amounts shown in the most recent balance sheet included in the most recent Form 10-K or Form 10-Q, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur, and (iv) they have proved the arithmetic accuracy of or performed certain other procedures on the Ratios of Earnings to Fixed Charges contained in the Registration Statement under the heading "Company Coverage Ratios" and such other financial information contained or incorporated by reference in the Registration Statement as reasonably requested by the Representative; provided, that said letter may vary from the requirements specified above in such manner as the Representative may deem not to be material or may be acceptable to the Representative with the consent of Purchasers who, together with the
Representative, have agreed to purchase in the aggregate 50% or more of the Notes.

            Section 6. Conditions of Company's Obligations. The obligations of the Company to issue and sell the Notes are subject to the following conditions:

            (a) Any prospectus or prospectus supplement pursuant to Rule 424(b) under the 1933 Act shall have been filed not later than the time specified in or agreed to under paragraph (a) of Section 5 hereof.

            (b) On the Closing Date no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or, to the knowledge of the Company, threatened by the SEC.

            (c) On the Closing Date there shall be in full force and effect an order of the PaPUC permitting the issuance and sale of the Notes in accordance with the terms thereof containing no provision unacceptable to the Company (it being understood that any such order in effect as of the date of this Agreement does not contain any such unacceptable provision and that no subsequent order shall be deemed to contain any such unacceptable provision, unless the Company, within 24 hours after receiving a copy thereof, shall give notice to the Representative to the effect that such order contains an unacceptable provision or unacceptable provisions).

            (d) On the Closing Date the Company shall concurrently sell and receive payment for all of the Notes.

            (e) The issuance and sale of the Notes shall be exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended, pursuant to Rule 52 thereunder.

            Section 7. Covenants of the Company. In further consideration of the agreements of the Purchasers herein contained, the Company agrees that:

            (a) The Company will file with the SEC a prospectus or prospectus supplement pursuant to Rule 424(b) under the 1933 Act, with such changes therein as may be approved by counsel for the Purchasers, as soon as practicable after the acceptance of the Proposal.

            (b) As soon as the Company is advised thereof, it will notify the Representative orally (i) when any amendment or supplement to the Registration Statement has been filed, and (ii) when any stop order has been issued under the 1933 Act with respect to the Registration Statement or any proceedings therefor have been instituted or to the knowledge of the Company are threatened; and it will use its best efforts to prevent the issuance of any such stop order and secure the prompt removal thereof, if issued. The Company will not, after the acceptance of the Proposal and prior to termination of the offering of the Notes, file any amendment of or any further supplement to the Registration Statement or the Prospectus unless such amendment or supplement is reasonably satisfactory to counsel for the Purchasers.

            (c) The Company will, on or prior to the Closing Date, deliver to the Representative and also, on request, to counsel for the Purchasers:

                  (i) a copy of the  Registration  Statement as originally filed and of each amendment thereto, each signed by or on behalf of the proper officers of the Company and a majority of its Board of Directors, including a signed copy of each consent, opinion and certificate included therein or filed as an exhibit thereto, and also including the exhibits to, and the documents incorporated by reference in, such Registration Statement and amendments thereto (other than such exhibits as are incorporated in the Registration Statement by reference, unless specifically requested); and

                  (ii) such other documents (including copies of the Registration Statement and of any amendments thereto, in each case including documents incorporated therein by reference but excluding exhibits) appropriately signed or certified if so requested, relating to the issuance and validity of the Notes as the Representative or counsel for the Purchasers may reasonably request.

            (d)  Promptly  after  the  date  of  any  prospectus  supplement  or prospectus filed with the SEC to reflect the terms of the Proposal, the Company will furnish to the Purchasers, in accordance with the Representative's instructions, without charge, as many copies of the Prospectus (without the documents incorporated therein by reference) as the Representative may reasonably request for the purposes contemplated by the 1933 Act, and will deliver to the Representative as soon as practicable after the effective date of the Registration Statement sufficient conformed copies of the Registration Statement and of all amendments thereto (in each case including documents incorporated therein by reference but excluding exhibits) for distribution of one to each Purchaser. If any event relating to or affecting the Company, or of which the Company shall be advised by the Representative, shall occur, which in the opinion of the Company or of counsel for the Purchasers should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a Purchaser, the Company will, upon the occurrence of each such event, forthwith at its expense, (i) prepare and furnish to the Representative a reasonable number of copies of a supplement or amendment to the Prospectus, satisfactory to counsel for the Purchasers, or (ii) file with the SEC documents to be incorporated by reference in the Prospectus, reasonably satisfactory to counsel for the Purchasers in either case so that statements in the Prospectus as so supplemented, amended or modified will not contain as of the date of such supplement, amendment or modification, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered, not misleading.

            (e) After the acceptance of the Proposal, and prior to the termination of the offering of the Notes, the Company will file promptly all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, which documents shall be reasonably satisfactory to counsel for the Purchasers.

            (f) The Company will make generally available to its security holders, as soon as practicable, an earning statement of the Company (covering a period and otherwise in form consistent with the provisions of Section 11(a) and Rule 158 promulgated under the 1933 Act which earning statement need not be certified by independent public accountants unless required by the 1933 Act), which earning statement shall be in the same detail as the Statement of Income incorporated by reference in the Registration Statement.

            (g) The Company will use its best efforts to comply with the conditions precedent to the obligations of the purchasers, specified in Section 5 hereof, or to cause such conditions to be complied with.

            (h) The Company will pay all expenses in connection with the preparation of the Registration Statement and Prospectus, the issuance and delivery of the Notes, and the printing and delivery of copies of the Registration Statement, the Prospectus, the Terms and Conditions and the various documents therein referred to; and will pay all taxes, if any, on the issuance of the Notes, but will not pay any transfer taxes. The Company will not, however, be required to pay any amount for any expenses of the Representative or of any of the Purchasers or compensation and disbursements of their counsel, except as provided in Section 9(c) hereof, and, except as provided in said
Section 9(c), the Purchasers agree to pay such expenses, compensation and disbursements. The Company shall not, in any event, be liable to the several Purchasers for damages on account of loss of anticipated profits.

            (i) The Company will use its best efforts to qualify at its expense the Notes for offer and sale, under the securities laws in such states as the Representative may designate, and will pay all fees and expenses including fees and disbursements of counsel not to exceed $----- incurred in connection with the preparation of surveys relating thereto and to their legality for investment, if any, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any state.

            Section 8.  Representations   and  Warranties  of  the  Company;
Indemnification.   (a) The Company  represents  and warrants to each Purchaser that

                  (i) when any  prospectus or prospectus  supplement  reflecting the acceptance of the Proposal is filed with the SEC, and at the Closing Date, (A) the Registration Statement will comply in all material respects with the provisions of the 1933 Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus will comply in all material respects with the provisions of the 1933 Act and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the representations and warranties contained in this subsection
            (i) shall not apply to statements in or omissions from the Registration statement and Prospectus made in reliance upon and in conformity with information furnished herein or in writing to the Company by any Purchaser or by the Representative on behalf of any Purchaser expressly for use in the Registration Statement or Prospectus;

                  (ii) the documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act Regulations, and, when read together with the other information in the Prospectus, and, when any prospectus or prospectus supplement reflecting the acceptance of the Proposal is filed with the SEC, and at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and any documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the SEC, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

                  (iii) PricewaterhouseCoopers, LLP are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the rules and regulations of the SEC thereunder;

                  (iv) the performance by the Company of the terms of this Agreement will not result in a breach by the Company of any terms of, or constitute a default under, any other material agreement or undertaking of the Company; and

                  (v) except as reflected in, or contemplated by, the Registration Statement and Prospectus, since the respective most recent dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in the business, properties or financial condition of the Company, and since such dates there has not been any material transaction entered into by the Company other than transactions disclosed in or contemplated by the Registration Statement and Prospectus and transactions in the ordinary course of business, and the Company has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

            (b) The Company agrees to indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of
Section 15 of the 1933 Act, as follows:

                  (i) against  any and all loss,  liability,  claim,  damage and expense whatsoever, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any Purchaser or by the Representative on behalf of any Purchaser expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto);

                  (ii) against any and all loss,  liability,  claim,  damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

            This indemnity agreement is subject to the condition that insofar as it relates to any untrue statement or omission, or any alleged untrue statement or omission, made in any preliminary prospectus or the Prospectus but eliminated or remedied in a supplement or amendment thereto, such indemnity agreement shall not inure to the benefit of any Purchaser (or of any person controlling such Purchaser) from and after the time such supplement or amendment shall have been furnished unless the Prospectus is used as so supplemented or amended, provided that such use shall not require delivery of documents incorporated by reference. In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Purchaser or any such controlling person unless the Company shall be notified in writing of the nature of the claim promptly after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense, or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Purchaser or Purchasers or controlling person or persons, defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the
Purchaser or Purchasers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Purchasers and any such Purchaser shall have been advised by counsel chosen by it and satisfactory to the Company that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume the defense of such action on behalf of such Purchaser and will reimburse such Purchaser and any person controlling such Purchaser as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Purchasers and controlling persons, which firm will be designated in writing by the Representative. The Company agrees to notify the Representative promptly after the assertion of any claim against it, any of its directors or any of its officers who signed the Registration Statement, or any person who controls the Company within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Notes.

            (c) Each Purchaser severally agrees that it will indemnify and hold harmless the Company, its directors, and each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act to the same extent as the indemnity contained in subsection (b) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Purchaser or by the Representative on behalf of such Purchaser expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Purchaser, such Purchaser shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Purchasers by the provisions of subsection (b) of this Section.

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Purchasers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more Purchasers in respect of such offering in such proportions that the Purchasers shall be responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus Supplement relating to the Notes bears to the initial public offering price appearing thereon and the Company shall be responsible for the balance, provided, however, that no such person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls a Purchaser within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Purchaser and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

            (e) The indemnity agreements contained in this Section 8 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company, or any purchaser or any controlling person, and shall survive the delivery of the Notes to the Purchasers.

            Section 9. Termination and Survival. (a) This Agreement may be terminated by notice to the Company by the Representative with the consent of Purchasers who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the Notes (i) at any time prior to the expiration of 24 hours after acceptance of the Proposal (but not after the initial public offering of the Notes), if the market value of securities in general or political, financial or economic conditions shall have so materially changed after the time for the submission of proposals for the Notes and within the time set forth above as, in the judgment of the Representative, to render it inadvisable to proceed with the public offering of the Notes, and (ii) at any time prior to the Closing if, subsequent to the time for the submission of proposals (A) a general banking moratorium shall have been declared by Federal authorities which in the judgment of the Representative would materially restrict a free market for the Notes, (B) there shall have been a general suspension of trading on the New York Stock Exchange, (C) there shall have occurred any new outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States shall be such as, in the judgment of the Representative, to make it impracticable for the Purchasers to enforce contracts for the sale of the Notes, or (D) the Company shall have sustained a loss by fire, flood, accident or other calamity which is substantial with respect to the property of the Company and which in the judgment of the Representative renders it inadvisable to consummate the sale of the Notes and the delivery of the Notes by the several Purchasers at the initial public offering price, whether or not such loss shall have been insured. The time of the initial public offering for the purposes of this Section 9 shall mean the time at which the Notes are first generally offered by the Representative on behalf of the Purchasers to dealers by letter, facsimile transmission or telegram.

            (b)   This Agreement shall terminate:

                  (i) if, under the conditions, within the time and otherwise as provided in Section 4(c) hereof, neither the Representative nor the Company shall procure another party or parties to purchase Defaulted Notes;

                  (ii) if any of the  conditions  specified  in Section 5 hereof shall not have been fulfilled and the Representative shall give notice to the Company that this Agreement is terminated by reason thereof; or

                  (iii) if any of the  conditions  specified in Section 6 hereof shall not have been fulfilled and the

            Company shall give notice to the Representative that this Agreement is terminated by reason thereof.

            (c) Subject to the provisions of paragraph (d) below, in the event that this Agreement shall terminate as provided in paragraph (a) or (b) above, no Purchaser (other than a Purchaser who shall have failed or refused to purchase the Notes which it has agreed to purchase hereunder without some reason sufficient to justify its termination of its obligations hereunder) shall be under any liability to the Company, and the Company shall not be under any liability to any Purchaser, except that the Company shall, unless such termination shall be under the provisions of paragraph (a) or (b)(i) above, pay the Representative, for the account of the Purchasers severally, the amount of their out-of-pocket expenses (but not exceeding $--------- in the aggregate in addition to the fee and disbursements of counsel for the Purchasers, a statement of the amount of such fee and estimate of such disbursements having been furnished to the Company) reasonably incurred by the Purchasers hereunder, except for those Purchasers who have failed or refused (without some reason sufficient to justify the termination of their obligations hereunder) to purchase and pay for the Notes which such Purchasers have agreed to purchase hereunder. The Company will not in any event be liable to any of the several Purchasers for damages on account of loss of anticipated profits.

            The agreements and representations and warranties set forth in Sections 1, 7(h), 7(i) and 8 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Purchaser or controlling person or by or on behalf of the Company, and regardless of acceptance of any payment for the Notes hereunder, and the agreements and representations and warranties set forth in Sections 1, 7(h), 7(i) and 8 hereof shall remain operative and in full force and effect, regardless of termination hereof as above provided or otherwise.

      Section 10. Notices. All notices and other communications hereunder shall be in writing or by telegram or facsimile transmission (confirmed in writing) (or where oral notice is specified, shall be promptly confirmed in writing or by telegram or facsimile transmission (confirmed in writing)) and if to the Company, shall be mailed or delivered to Pennsylvania Electric Company, c/o GPU Service, Inc., 310 Madison Avenue, Morristown, New Jersey 07962, Attention: T.
G. Howson, Vice President and Treasurer or if to the Purchaser or the Representative shall be mailed or delivered to such person at the address set forth for the Representative in the Proposal.

      Section 11. Validity and Interpretation. The validity, construction and interpretation of this Agreement shall be governed by the laws of the State of New York. In the event that the Proposal was made by a single person, firm or corporation, as used herein the term "Purchaser" shall mean such single person, firm or corporation, the term "Representative" shall mean such Purchaser, the term "Purchasers" shall be read in the singular to mean such Purchaser, and the provisions of this Agreement shall be deemed appropriately modified to reflect that it is an Agreement between the Company and a single Purchaser.

      Section 12. Succession. This Agreement shall inure to the benefit of the Company, of the several Purchasers and, with respect to paragraphs (b), (c), (d) and (e) of Section 8 hereof, of each controlling person, officer and director referred to in said paragraphs, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision herein contained. The terms "successors" and "assigns" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Notes from any of the several Purchasers.